                                   Registration No. 333-________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                   COCA-COLA ENTERPRISES INC.
     (Exact name of Registrant as specified in its charter)


          DELAWARE                              58-0503352
(State or other jurisdiction of              (IRS Employer
incorporation or organization)             Identification No.)


        2500 Windy Ridge Parkway, Atlanta, Georgia 30339
  (Address of principal executive offices, including Zip Code)


                  REGLEMENT DU PLAN D'EPARGNE
                         DE LA SOCIETE
                   COCA-COLA ENTERPRISE S.A.
                    (Full title of the Plan)


                      Lowry F. Kline, Esq.
          Executive Vice President and General Counsel
                   Coca-Cola Enterprises Inc.
                    2500 Windy Ridge Parkway
                       Atlanta, GA 30339
            (Name and address of agent for service)

                         (770) 989-3000
 (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE
______________________________________________________________________
                                Proposed     Proposed
                                maximum      maximum
 Title of                       offering    aggregate      Amount of
securities to     Amount to    price per    offering     registration
be registered   be registered    share       price            fee

Coca-Cola     200,000           $34.75(1)   $6,950,000(1)   $1,933(1)
Enterprises    shares
Inc. Common
Stock,
$1.00 par
value

     (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock
          Exchange on May 3, 1999.

PAGE

     The contents of the Registrant's earlier registration statement on Form S-8 (No. 333-51559) are incorporated herein by reference.
























































PAGE

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of April , 1999.

COCA-COLA ENTERPRISES INC.
   (Registrant)

By:   HENRY A. SCHIMBERG  *
     -------------------------------------
     Henry A. Schimberg
     President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.



HENRY A SCHIMBERG*    President and Chief  April 28, 1999
------------------    Executive Officer
(Henry A. Schimberg)  and a Director
Schimberg)            (principal executive
                      officer)

PATRICK J. MANNELLY*  Vice President and   April 28, 1999
--------------------- Chief Financial
(Patrick J. Mannelly) Officer (principal
                      financial officer)

MICHAEL P. COGHLAN*   Vice President and   April 28, 1999
--------------------  Controller
(Michael P. Coghlan)  (principal accounting
                      officer)

HOWARD G. BUFFETT*     Director             April 28, 1999
--------------------
(Howard G. Buffett)

 JAMES E. CHESTNUT*   Director             April 28, 1999
--------------------
 (James E. Chestnut)

JOHN L. CLENDENIN*    Director             April 28, 1999
--------------------
(John L. Clendenin)

JOHNNETTA B. COLE*    Director             April 28, 1999
--------------------
(Johnnetta B. Cole)

J. TREVOR EYTON*      Director             April 28, 1999
--------------------
(J. Trevor Eyton)

JOSEPH R. GLADDEN,    Director             April 28, 1999
JR.*
--------------------
(Joseph R. Gladden,
Jr.)

CLAUS M. HALLE*       Director             April 28, 1999
--------------------
(Claus M. Halle)

L. PHILLIP HUMANN*    Director             April 28, 1999
--------------------
(L. Phillip Humann)

JOHN E. JACOB*        Director             April 28, 1999
--------------------
(John E. Jacob)

ROBERT A. KELLER*     Director             April 28, 1999
--------------------
(Robert A. Keller)

JEAN-CLAUDE KILLY*    Director             April 28, 1999
--------------------
(Jean-Claude Killy)

S.L. PROBASCO, JR.*   Director             April 28, 1999
--------------------
(S.L. Probasco, Jr.)



*By: s/LOWRY F. KLINE
     --------------------
     Lowry F. Kline
     Attorney-in-Fact

PAGE

                        INDEX TO EXHIBITS


Exhibit Number

     4.1       Restated Certificate of Incorporation of Coca-Cola
               Enterprises, as amended on April 21, 1997, incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K (Date of
               Report July 22, 1997).

     4.2 Bylaws of Coca-Cola Enterprises, as amended through April 23, 1999, incorporated by reference to Exhibit 4.2 to the Company's Registration
               Statement on Form S-8, No. 333-77801.

     5.1       Opinion of Lowry F. Kline, Esq.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of Lowry  F. Kline, Esq., included in
               Exhibit 5.

     24.1      Powers of Attorney.

     24.2      Resolutions of Board of Directors.